SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 16, 1998 (June 16, 1998)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                   001-14195             65-0723837
(State or Other Jurisdiction         (Commission           (IRS Employer
      of Incorporation)              File Number)          Identification No.)




         116 Huntington Avenue
         Boston, Massachusetts                                   02116

 (Address of Principal Executive Offices)                      (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

1. New Credit  Facilities.  On June 16, 1998,  American Tower  Corporation ( the
"Company" or "ATC") entered into new loan arrangements (the "'New Credit Facilities"') with its senior lenders pursuant to which the maximum borrowing capacity of American Tower Systems (Delaware), Inc., a wholly-owned subsidiary of ATC and one of the operating subsidiaries of ATC and American Tower Systems, L.P., an indirect wholly-owned subsidiary of ATC and one of the other operating subsidiaries of ATC (collectively, the "Borrower Subsidiaries") was increased from $400.0 million to $900.0 million, subject to compliance with certain financial ratios, of which $125.0 million is outstanding in the form of a term loan, and ATC (the parent holding company) borrowed an additional $150.0 million in the form of a term loan. For more information regarding the New Credit Facilities, see Exhibits 10.1, 10.2A and 10.2B, which were filed as exhibits to Amendment No. 2 to ATC's Registration Statement on Form S-1 filed on June 30, 1998 (File No. 333-52481).

      The loans to ATC and the Borrower Subsidiaries are cross-guaranteed and cross-collateralized by liens on, among other things, all leases of tower space, contracts relating to the management of towers for others, cash, accounts receivable, capital stock (or other equity interests) and inter-company debt of all Restricted Subsidiaries (as defined in the New Credit Facilities), inventory and other personal property, fixtures, intellectual property, as well as certain fee and leasehold interests, and the proceeds thereof, of ATC and its Restricted Subsidiaries. Borrowings under the ATC term loan are subordinated to the guaranty by ATC of indebtedness under the New Credit Facilities of the Borrower Subsidiaries.

2. Consummation of Public Offering of Class A Common Stock and Redemption of Series A Redeemable Pay-In-Kind Preferred Stock. On July 8, 1998, the Company completed a public offering of 27,861,987 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock") (including 2,361,987 shares sold by the Company pursuant to the exercise in full of the underwriters' over-allotment option) at $23.50 per share. Certain selling stockholders sold an additional 3,874,911 shares in the offering. Credit Suisse First Boston, BT Alex. Brown, Lehman Brothers, Morgan Stanley Dean Witter, Bear, Stearns & Co. Inc., Merrill Lynch & Co. and Salomon Smith Barney were the underwriters of the Class A Common Stock. The Company estimates the net proceeds of the offering (after deduction of the underwriting discount and estimated offering expenses) to be approximately $625.4 million. The Company used approximately $306.1 million of the net proceeds from the offering to redeem all of the outstanding shares of the Series A Redeemable Pay-In-Kind Preferred Stock at a price of 101% of the liquidation preference on July 9, 1998. The balance was invested in short-term investment grade securities and will be used, together with borrrowings under the New Credit Facilities, to fund future acquisitions and construction activities. For more information, see the ATC press release, dated July 2, 1998, which is attached herewith as Exhibit 99.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

         Exhibit 2.1    -     Underwriting Agreement,  dated as of July 1,
                              1998, by and among ATC and the Representatives of the Underwriters.

         Exhibit 10.1   -     Parent Loan Agreement, dated as of June 16,
                              1998, by and among ATC, Toronto Dominion  (Texas),
                              Inc., as Administrative Agent, and the
                              Lenders parties thereto.*


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
         Exhibit 10.2A  -     ATS Facility A Loan Agreement, dated as of
                              June  16,  1998,  by  and  among   American  Tower
                              Systems,   L.P.   and   American   Tower   Systems
                              (Delaware),   Inc.,  as  borrowers,   and  Toronto
                              Dominion (Texas), Inc., as Administrative Agent, and the Banks parties thereto.**

         Exhibit 10.2B  -     ATS Facility B Loan Agreement, dated as of
                              June  16,  1998,  by  and  among   American  Tower
                              Systems,   L.P.   and   American   Tower   Systems
                              (Delaware),   Inc.,  as  borrowers,   and  Toronto
                              Dominion (Texas), Inc., as Administrative Agent, and the Banks parties thereto.***

         Exhibit 99     -     Press Release of ATC, dated July 2, 1998.


         * Filed as Exhibit 10.1 to Amendment No. 2 to ATC's Registration Statement on Form S-1 filed on June 30, 1998 (File No. 333-52481).

         ** Filed as Exhibit 10.2A to Amendment No. 2 to ATC's Registration Statement on Form S-1 filed on June 30, 1998 (File No. 333-52481).

         *** Filed as Exhibit 10.2B to Amendment No. 2 to ATC's Registration Statement on Form S-1 filed on June 30, 1998 (File No. 333-52481).




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN TOWER CORPORATION
                             (Registrant)


Date: July 16, 1998          By: /s/ Justin D. Benincasa
                                 Name: Justin D. Benincasa
                                 Title: Vice President and Corporate Controller





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